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                                                                     EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                July 7, 2000


Collateral Therapeutics, Inc.
11622 El Camino Real
San Diego, CA 92130


                  Re: Collateral Therapeutics, Inc. Registration Statement on Form S-8 for an Aggregate of 1,600,000 Shares of Common Stock and Related Stock Options

Ladies and Gentlemen:

         We have acted as counsel to Collateral Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,600,000 shares of the Company's common stock (the "Shares"), of which (i) 1,500,000 shares of common stock and related stock options are issuable under the Company's 1998 Stock Incentive Plan, as amended to date (the "1998 Stock Incentive Plan"), and (ii) 100,000 shares of common stock are issuable under the Company's 1998 Employee Stock Purchase Plan, as amended to date, (collectively, the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the amendments of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the 1998 Stock Incentive Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans, the Shares or the related stock options.

                                Very truly yours,


                                BROBECK, PHLEGER & HARRISON LLP